Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Dan Peoples, 858/552-8146

Makinson Cowell (US)

NEWPORT CORPORATION ANNOUNCES AGREEMENT TO ACQUIRE

LASER PRODUCTS BUSINESS FROM PICARRO, INC.

Irvine, California – October 23, 2006 – Newport Corporation (NASDAQ: NEWP) today announced that it has signed a definitive agreement to acquire the Laser Products business of Picarro, Inc. The Laser Products business, which is located in Ottawa, Canada, designs and manufactures solid-state lasers targeted primarily at the life and health sciences and process control markets, including the industry-leading CyanTM 488 nm blue laser. The business will become a part of Newport’s Spectra-Physics Lasers Division and is expected to have 2007 sales in the range of $5 to $7 million.

The transaction is expected to close in early November after standard closing conditions are met. Other terms of the transaction were not disclosed.

Robert G. Deuster, Newport’s chairman and chief executive officer, said, “We are very excited about this acquisition, which will extend our ExcelsiorTM family of products by adding a compact 488 nm solid-state laser with industry-leading performance and reliability. This laser, which has achieved design wins with a number of leading bio-instrumentation companies, will fill a gap in Newport’s laser product line for life and health sciences applications. The acquisition represents another key step in our strategy to serve this growing market with integrated light-engine solutions.”

Bill Gignac, president and chief executive officer of Picarro, added, “We believe that this transaction will provide great benefits to both Newport and Picarro. With Newport’s worldwide sales organization and complementary product lines, it is better positioned than Picarro to maximize the potential of our laser business and expand its ability to serve customers. At the same time, divesting the laser business allows Picarro to focus our attention and resources on our ultra-trace gas analyzer products. These products, based on our cavity ring down technology, have seen a significant increase in interest in the auto emissions, semiconductor process control, atmospheric monitoring and petro-chemical markets.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced photonics technologies to customers in the scientific research, microelectronics manufacturing, aerospace and defense/security, life and health sciences and precision industrial manufacturing markets worldwide. Newport’s innovative solutions leverage its expertise in high-power semiconductor, solid-state and ultrafast lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation and optical subsystems to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s Midcap 400 Index and the Russell 2000 Index.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation the statements herein regarding the expected 2007 sales of the Laser Products business, the timing of closing and the expected benefits of the acquisition. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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